Exhibit 10.1

                     SEVENTH LOAN MODIFICATION AGREEMENT

      This Seventh Loan Modification Agreement (this "Loan Modification Agreement') is entered into as of December 22, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and PARLEX CORPORATION, a Massachusetts corporation, with offices at One Parlex Place, Methuen, Massachusetts, 01844, PARLEX DYNAFLEX CORPORATION, a California corporation, with offices at One Parlex Place, Methuen, Massachusetts 01844, and POLY-FLEX CIRCUITS, INC., a Rhode Island corporation, with offices at 28 Kenney Drive, Cranston, Rhode Island 02920 (jointly and severally, individually and collectively, "Borrower").

      1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 11, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 11, 2003 between Borrower and Bank, as amended from time to time (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

      2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and certain Intellectual Property Security Agreements each dated June 11, 2003 (the "IP Agreements") (together with any other collateral security granted to Bank, the "Security Documents").

      Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

      3.    DESCRIPTION OF CHANGE IN TERMS.

            Modification to Loan Agreement.
            -------------------------------

            A. Section 8 of the Loan Agreement is hereby amended by adding the following definition after the definition of "Deposit Account" set forth therein:

                  ""Eligible Inventory" means Borrower's raw materials and finished goods Inventory located in the United States at a location of Borrower listed on the Perfection Certificate or another location in the United States of which Borrower gives Silicon notice pursuant to this Agreement which Silicon, in its commercially reasonable business judgment, shall deem eligible for borrowing pursuant to the terms of this Agreement, but does not include, in any event, (i) used, returned, obsolete, consigned, demonstrative or custom Inventory, or supplies, or (ii) any raw materials or finished goods not subject to a perfected security interest in favor of Silicon, or (iii) any of Borrower's raw materials or finished goods not in Borrower's possession (unless such finished goods are at a warehouse location listed on the Perfection Certificate or another location in the United States of which Borrower gives Silicon notice pursuant to this Agreement and such warehouseman has executed a waiver agreement reasonably satisfactory to Silicon)."

            B. Section 1 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

                  "1.  CREDIT LIMIT

                  (Section 1.1): An amount not to exceed the lesser of (A) or (B), below:


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                  (A)

                        (i)   $12,000,000.00 (the "Maximum Credit Limit");
                        minus

                        (ii) the aggregate amounts of all Loans (including Cash Management Services), then undrawn outstanding Letters of Credit, the FX Reserve, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

                  (B)

                        (i) 80.0% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above); plus

                        (ii) the lesser of (a) 20% of Borrower's Eligible Inventory (valued at the lower of actual cost or fair market value) or (b) $1,000,000.00; provided, however, in no event shall advances based upon Borrower's Eligible Inventory exceed 20% of the amount of Borrower's Eligible Receivables or the forced liquidation value of such Eligible Inventory (as determined by Silicon based upon such appraisals as may be required by Silicon from time to time, in each instance at Borrower's expense); minus

                        (iii) the aggregate amounts of all Loans (including Cash Management Services), then undrawn outstanding Letters of Credit, the FX Reserve, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of Borrower.

                  Silicon may, from time to time, modify the advance rates set forth herein in its good faith business judgment upon notice to Borrower based on changes in collection experience with respect to the Receivables or other issues or factors relating to the Receivables or the Collateral.

            Letter of Credit/FX Reserve/Cash Management Services Sublimit

            (Section 1.5, 1.6, 1.7):    $1,000,000.00."

            C. Section 2 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

                  "Interest Rate (Section 1.2):

                  A rate equal to the Prime Rate (as defined below) plus 2.00% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" is the greater of (i) 4.0% or (ii) the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate. Notwithstanding the foregoing, (i) upon Borrower's achievement of two (2) consecutive quarters of positive operating income, the interest rate hereunder shall be reduced to the Prime Rate (as defined above) plus 1.25% per annum, and (ii) upon Borrower's achievement of two (2) consecutive quarters of positive net income, the interest rate hereunder shall be further reduced to the Prime Rate (as defined above) plus 0.50% per annum. Such reduction in the interest rate shall be effective immediately upon receipt by Silicon of sufficient evidence of such achievement of positive operating


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                  income and/or positive net income, as applicable.
                  Notwithstanding the foregoing, such reduction in the interest rate shall be effective no later than the day upon which Borrower files a second consecutive quarterly statement on Form 10-Q indicating positive operating income or a second consecutive quarterly statement on Form 10-Q indicating positive net income, as applicable."

            D. Section 3 of the Schedule to the Loan Agreement is hereby amended (i) by deleting the following text appearing therein in its entirety:

                  "Cancellation Fee: If the Obligations are voluntarily or involuntarily prepaid or if this Agreement is otherwise terminated prior to June 10, 2004, the Borrower shall pay to Silicon a termination fee of $100,000. If the Obligations are voluntarily or involuntarily prepaid or if this Agreement is otherwise terminated after June 10, 2004 but prior to the Maturity Date, Borrower shall pay to Silicon a termination fee of $50,000. Notwithstanding the foregoing, no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations."

                  and substituting the following text therefor:

                  "Cancellation Fee: If the Obligations are voluntarily or involuntarily prepaid or if this Agreement is otherwise terminated on or prior to December 31, 2005, the Borrower shall pay to Silicon a termination fee of $60,000. If the Obligations are voluntarily or involuntarily prepaid or if this Agreement is otherwise terminated after December 31, 2005 but prior to the Maturity Date, Borrower shall pay to Silicon a termination fee of $30,000. Notwithstanding the foregoing, no such termination fee shall be charged if the credit facility hereunder is replaced or transferred to another division of Silicon. The termination fee shall be due and payable upon prepayment by the Borrower in the case of voluntary prepayments or upon demand by Silicon in the event of involuntary prepayment, and if not paid immediately shall bear interest at a rate equal to the highest rate applicable to any of the Obligations."

                  (ii) By deleting the following text appearing in the "Collateral Handling Fee" Section:

                  "Notwithstanding the foregoing, if Borrower maintains at least $2,000,000.00 on deposit with Silicon at all times during any month in a separate non-interest bearing account (the "Compensating Balances Account") other than the Borrower's operating account, no Collateral Handling Fee shall be due hereunder, for the prior month."

                  (iii) By deleting the following text appearing in the "Unused Line Fee " Section:

                  "Notwithstanding the foregoing, if Borrower maintains at least $2,000,000.00 on deposit with Silicon at all times in the Compensating Balances Account, no Unused Line Fee shall be due hereunder."

            E. Section 4 of the Schedule to the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

                  "4.  MATURITY DATE

                  (Section 6.1):     July 11, 2006."


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            F.    Section 5a. of the Schedule to the Loan Agreement is
                  hereby amended by deleting same in its entirety and substituting the following therefor:

                  "Borrower shall have EBITDA of no less than (i) $250,000.00, tested on a trailing three month basis, as of the last day of each month until November 30, 2004,
                  (ii) $500,000.00, tested on a trailing three month basis, as of the period ending December 31, 2004 and as of the last day of each month thereafter until May 31, 2005, and
                  (iii) $750,000.00, tested on a trailing three month basis, as of the period ending June 30, 2005 and as of the last day of each month thereafter."

      4. FEES. Borrower shall pay to Bank a modification fee equal to Thirty Five Thousand Dollars ($35,000.00) of which (a) Twenty Thousand Dollars ($20,000.00) shall be due on the date hereof and shall be deemed fully earned as of the date hereof, and (b) Fifteen Thousand Dollars ($15,000.00) shall be due and fully earned on July 11, 2005. In addition, Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

      5. CONSENT AND WAIVER. Borrower has requested that the Bank consent to Parlex Corporation and certain of its Asian subsidiaries entering into a certain joint venture with Infineon Technologies Asia Pacific Pte Ltd relating to its "smart card" business which is based in Shanghai, China, as more particularly set forth in a certain Term Sheet (the "Term Sheet") attached hereto and specifically incorporated by reference herein.

      Consent. The Borrower has informed the Bank that Borrower intends to consummate the transaction contemplated by the Term Sheet (the "Transaction") upon terms substantially similar to those contained in (i) the Joint Venture Agreement by and between Parlex Asia Pacific Ltd. ("PAPL") and Infineon Technologies Asia Pacific Pte Ltd. ("Infineon"),
(ii) the Stock Transfer Agreement by and among Parlex Corporation, PAPL and Infineon, and (iii) the License Agreement by and between Parlex Corporation and Infineon, each dated as of December 22, 2004 (singly and collectively, the "Transaction Documents"). In reliance upon the representations of the Borrower herein and therein, the Bank hereby consents to the consummation of the Transaction, subject to each of the following terms and conditions:

      a. No Event of Default shall have occurred and be continuing at the time of the consummation of the Transaction;

      b. The Transaction shall be consummated on or before March 31, 2005 upon terms substantially similar to those contained in the Transaction Documents and without any material amendment or modification thereto (it being agreed that any amendment or modification to the Transaction Documents which may be adverse to the interests of the Bank shall be deemed to be material);

      c. Borrower shall deliver to the Bank true and complete copies of all documents, instruments and agreements executed in connection with the Transaction promptly after consummation of the Transaction; and

      d. Borrower acknowledges and agrees that from and after March 1, 2005, no Receivables due from Infineon Technologies Asia Pacific Pte Ltd, Infineon Technologies AG or any of their affiliates (the "Infineon Receivables") which have not been previously submitted to the Bank for borrowing shall be deemed eligible for borrowing. In addition, Borrower acknowledges and agrees that from and after May 31, 2005, no Infineon Receivables, including, without limitation, any Infineon Receivables previously submitted to the Bank for borrowing, shall be deemed eligible for borrowing unless and until the Bank receives evidence satisfactory to the Bank, in its sole discretion, that Borrower has no continuing liability to Infineon Technologies Asia Pacific Pte Ltd, Infineon Technologies AG or any of their affiliates which could impact the collectability of the Infineon Receivables (and provided that the Bank otherwise deems such Infineon Receivables eligible for borrowing).

      Waiver. In connection with the consummation of the Transaction, the Borrower has requested that the Bank waive certain Events of Default which may arise as a result thereof. Accordingly, the Bank hereby waives any default arising under the Credit Agreement arising solely from the consummation of the Transaction. The waiver


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herein shall constitute a one-time waiver and shall relate only to the foregoing specified defaults which may occur as a result of the consummation of the Transaction, and shall not be deemed to constitute a waiver of any other Event of Default, whether now existing or hereafter arising.

      6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Agreements and acknowledges, confirms and agrees that the IP Agreements contain an accurate and complete listing of all Intellectual Property.

      7. RATIFICATION OF PERFECTION CERTIFICATES. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates delivered to the Bank on or about June 11, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.

      8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

      9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

      10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Bank from any liability thereunder.

      11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

      12. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.


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      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

PARLEX CORPORATION

By:    /s/ Peter J. Murphy
       ------------------------------
Name:  Peter J. Murphy
Title: Chief Executive Officer

PARLEX DYNAFLEX CORPORATION

By:    /s/ Peter J. Murphy
       ------------------------------
Name:  Peter J. Murphy
Title: Chief Executive Officer

POLY-FLEX CIRCUITS, INC.

By:    /s/ Peter J. Murphy
       ------------------------------
Name:  Peter J. Murphy
Title: Treasurer

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By:    /s/ David E. Rodriguez
       ------------------------------
Name:  David E. Rodriguez
Title: Vice President


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